Exhibit 23.7

PO Box 8634, Mount Pleasant QLD 4740 Ph (07) 4951 1166 Fax (07) 49513935 Email admin@mbmining.com.au
26 October 2009
To the Board of Directors of
Vale S.A. (“Vale”) and
Vale Overseas Limited (“Vale Overseas”)
Ladies and Gentlemen:
MB Mining hereby consents to the incorporation by reference in this Registration Statement on Form F-3 of Vale and Vale Overseas of Vale’s Annual Report on Form 20-F for the year ended December 31, 2008, in which MB Mining is named as having prepared Vale’s coal reserve estimates.
Yours faithfully
Mark Bowater
Director
MB Mining Consultants Pty Ltd